As filed with the Securities and Exchange Commission on May 8, 1997
                              Registration No. 333-19525
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               Amendment No. 1 to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               HERMAN MILLER, INC.
               (Exact name of registrant as specified in charter)
                                    Michigan
                         (State or other jurisdiction of
                         incorporation or organization)
                                   38-0837640
                      (I.R.S. Employer Identification No.)

855 East Main Avenue, P.O. Box 302, Zeeland, Michigan 49464-0302; (616) 654-3000
   (Address including zip code, and telephone number including area code, of
                   Registrant's principal executive offices)

                              James E. Christenson
                               Herman Miller, Inc.
                              855 East Main Avenue
                                  P.O. Box 302
                          Zeeland, Michigan 49464-0302
                                 (616) 654-3000
       (Name, address including zip code, telephone number including area code, of agent for service) It is requested that copies of communication from the Securities and Exchange Commission be sent to:
                              Michael G. Wooldridge
                      Varnum, Riddering, Schmidt & Howlett
                             333 Bridge Street, N.W.
                                  P.O. Box 352
                        Grand Rapids, Michigan 49501-0352
                                 (616) 336-6000

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the Registration Statement becomes effective.
          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plan, check the following box. [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                       CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                                          Proposed Maximum       Proposed Maximum
    Title of each Class of           Amount Being          Offering Price       Aggregate Offering         Amount of
  Securities Being Registered         Registered             Per Unit(1)             Price(1)          Registration Fee
Common Stock
($.20 par value)                        164,882               $55.1875             $9,099,425.40           $2,757.40

    (1) For purposes of computing the registration fee only, the price shown is based on the price of $55.1875 per share, the average of the high and low sales prices for the common stock of Herman Miller, Inc. on the NASDAQ National Market System on January 8, 1997, in accordance with Rule 457(c).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                         Registration Statement Relating
                                       to
                               Herman Miller, Inc.


          Cross Reference Sheet Pursuant to Item 501 of Regulation S-K


        Form S-3 Item Number and Caption                     Prospectus Captions
                                                             or Page
1.  Forepart of the Registration Statement and Outside
    Front Cover Page of Prospectus.......................... Forepart of
                                                             Registration
                                                             Statement; Cross
                                                             Reference Sheet;
                                                             Cover Page
2.  Inside Front and Outside Back Cover Pages of
    Prospectus.............................................. Inside Cover Page;
                                                             Available
                                                             Information;
                                                             Incorporation of
                                                             Certain Documents
                                                             by Reference
3.  Summary Information, Risk Factors and Ratio of
    Earnings to Fixed Charges............................... The Company
4.  Use of Proceeds......................................... Not Applicable
5.  Determination of Offering Price......................... Not Applicable
6.  Dilution................................................ Not Applicable
7.  Selling Security Holders................................ Selling Shareholder
8.  Plan of Distribution.................................... Selling Shareholder
9.  Description of Securities to be Registered.............. Description of
                                                             Capital Stock
10. Interests of Named Experts and Counsel.................. Experts
11. Material Changes........................................ Not Applicable
12. Incorporation of Certain Information by Reference....... Incorporation of
                                                             Certain Documents
                                                             by Reference
13. Disclosure of Commission Position on Indemnification
    for Securities Act Liabilities.......................... Not Applicable

PROSPECTUS


                                 164,882 Shares
                               Herman Miller, Inc.

                                  Common Stock
                                ($.20 Par Value)

                             ______________________

                   THESE SECURITIES HAVE NOT BEEN APPROVED OR
                   DISAPPROVED BY THE SECURITIES AND EXCHANGE
                COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                  REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                             ______________________

         All of the shares of common stock offered hereby (the "Shares") are being sold for the account of a certain shareholder (the "Selling Shareholder") of Herman Miller, Inc. (the "Company"). The Company will not receive any of the proceeds from the sale of the Shares.

         The Selling Shareholder may, from time to time, offer for sale and sell or distribute the Shares to be offered hereby in negotiated transactions or through other means. The sales may be effected at prevailing market prices at the time of sale or at such other prices as may be negotiated by the Selling Shareholder. (See the discussion under the caption "Selling Shareholder.")


                          ___________________________

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.


                           ___________________________

                  The date of this Prospectus is May 8, 1997

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60601. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web side (which can be found at http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

         The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits thereto and documents incorporated by reference, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. The statements contained in this Prospectus concerning the contents of any contract or other document referred to are not necessarily complete. Where such contract or other document is an exhibit to the Registration Statement, each statement is qualified in all respects by the provisions of such exhibit to which reference is hereby made for a full statement of the provisions thereof.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company's Annual Report on Form 10-K for the year ended June 1, 1996, and its quarterly reports on Form 10-Q for the fiscal quarters ended August 31, 1996, November 30, 1996, and March 1, 1997 which have been filed by the Company with the Commission (File No. 0-5813), are incorporated herein by reference. All reports or documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Common Stock, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Upon written or oral request, the Company will provide, without charge, a copy of any documents incorporated by reference herein (other than certain exhibits) to any person to whom a Prospectus is delivered. Requests for such copies should be directed to Robert Dentzman, Treasurer, Herman Miller, Inc., 855 East Main Avenue, P.O. Box 302, Zeeland, Michigan 49464-0302; telephone
(616) 654-3000.

                                   THE COMPANY

         Herman Miller, Inc. (the "Company") is engaged in the design, manufacture and sale of furniture systems and furniture, and related products and services, for offices, and, to a lesser extent, for health-care facilities and other uses. Through research, the Company seeks to define and clarify customer needs and problems existing in its markets and to design, through innovation where feasible, products and systems as solutions to such problems. The Company's principal executive offices are located at 855 East Main Avenue, Zeeland, Michigan 49464; telephone (616) 654-3000.

         The Company's Common Stock is traded in the over-the-counter National Market System and is quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") under the symbol MLHR.

                               SELLING SHAREHOLDER

         The Shares may be offered for sale and sold under this Prospectus by Gary J. VanDyke ("Selling Shareholder"). Effective October 30, 1995, Selling Shareholder acquired the Shares from the Company pursuant to terms and conditions of an Agreement and Plan of Reorganization by and among the Company, Coro, Inc. ("Coro"), a subsidiary of the Company, AKM, Inc. ("AKM"), a corporation wholly owned by the Selling Shareholder, and Selling Shareholder, dated October 12, 1995 (the "Merger Agreement"). Under the terms of the Merger Agreement, the Company acquired AKM pursuant to which AKM was merged with and into Coro. In consideration of the merger, Selling Shareholder received 164,882 shares of the Company's Common Stock. All of those Shares may be offered by Selling Shareholder for sale hereunder.

         Under the terms and conditions of the Merger Agreement, the Company entered into a Registration Rights Agreement with Selling Shareholder, dated October 30, 1995, pursuant to which the Company agreed to register the Shares under the Securities Act of 1933, as amended (the "Act"), for offer and sale by Selling Shareholder. The Company has agreed to maintain the effectiveness of the Registration Statement covering the Shares until the earlier of the disposition of all of the Shares or October 31, 1997. In addition, the Company has agreed to pay the expenses for registering the Shares and maintaining the effectiveness of the Registration Statement.

         Since May 1, 1996, Selling Shareholder has served as General Manager of Herman Miller Canada, Inc., a wholly owned subsidiary of the Company. Prior to October 31, 1995, the Selling Shareholder served as President of OP Ventures, Inc., and OP Ventures of Texas, Inc., two wholly owned subsidiaries of AKM and independent dealerships of the Company. As the date of this Prospectus, Selling Shareholder owned 165,074 shares of the Company's outstanding Common Stock.

         Selling Shareholder may effect such transactions through private, negotiated transactions or by selling the Shares to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions, or commissions from Selling Shareholder. In connection with the sale of shares, Selling Shareholder may be deemed to have received compensation from the Company in the form of underwriting discounts. Selling Shareholder and any dealers that participate with Selling Shareholder in the distribution of Shares may be deemed to be underwriters, and any commissions received by them and any profit on the resale of Shares sold by them might be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

                          DESCRIPTION OF CAPITAL STOCK

         The Company's authorized Stock consists of 10,000,000 shares of preferred stock, none of which are outstanding, and 60,000,000 of Common Stock. The following is a description of the Company's capital stock.

Preferred Stock

         The Board of Directors may authorize the issuance from time-to-time of up to 10,000,000 shares of preferred stock, without par value, by adopting a resolution fixing the powers, preferences, rights and other provisions thereof, without any shareholder action. The preferred stock may be issued in one or more series and may be used for any corporate purpose.

Common Stock

         Subject to the rights, if any, of holders of any Company's preferred stock then outstanding, all voting rights are vested in holders of shares of Common Stock. Each share of Common Stock entitled the holder thereof to one vote. Holders of shares of Common Stock are not entitled to cumulative voting rights and have no preemptive right to subscribe for additional securities issuable by the Company.

         Subject to any prior rights of holders of preferred stock then outstanding, holders of the Company's Common Stock are entitled to receive dividends as the Board of Directors may from time to time declare out of funds legally available for that purpose. In the event of the liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share pro rata in the distributable assets.

General

         The Company's Articles of Incorporation and the Michigan Business Corporation Act contain provisions which could be utilized by the Company to impede any efforts to acquire control of the Company, namely:

         Classified Board of Directors. The Company's Articles of Incorporation provide for the division of the Board of Directors into three classes with staggered three-year terms of office. Accordingly, if someone acquires a majority of the Company's Common Stock, such a person could not necessarily obtain majority control of the Board of Directors until the second annual meeting of the Company's shareholders following the acquisition of a majority of the Company's Common Stock.

         Board Evaluation of Acquisition Offers. The Company's Articles require that the Board of Directors may not approve or recommend an offer (except when made by the Company) to make a tender or exchange offer for the Company's shares, to merge or consolidate the Company or to purchase substantially all of the Company's assets unless the Board of Directors has evaluated the offer and determined that the offer would be in compliance with applicable laws and in the best interests of the Company and its shareholders. In making its evaluation, the Board of Directors is required to consider not only the adequacy of the consideration but also the social and economic impact of the transaction on the Company and its various constituencies.

         Michigan Fair Price Provisions. Chapter 7A of the Michigan Business Corporation Act impacts certain business combinations involving Michigan corporations such as the Company. Except in cases in which certain minimum price, form of consideration, and procedural requirements are satisfied or for certain transactions that may be approved in advance by the Company's Board of Directors, higher than normal voting requirements are imposed with respect to various transactions involving persons who own ten percent or more of the Company's voting stock (referred to as "Interested Shareholders"). Transactions to which the higher voting requirements apply require an advisory statement from the Board of Directors and must be approved by not less than 90% of the votes of each class of stock entitled to vote and by not less than two-thirds of the votes, other than the votes of Interested Shareholders who are (or whose affiliates are) a party to the proposed transaction or an affiliate of the Interested Shareholders, of each class entitled to vote.

         Michigan Shareholder Equity Provisions. Chapter 7B of the Michigan Business Corporation Act affects the voting rights of persons who acquire more than 20%, 33-1/3%, or 50 percent of a Michigan corporation's voting stock (referred to as "Control Shares"). Chapter 7B denies shareholder voting rights to those persons or entities who make purchase offers or investors who increase their holdings above any of the Control Share levels, unless they are granted voting rights by a majority vote of all disinterested shareholders (shareholders excluding the bidders or owners of Control Shares and the corporation's management). If the shareholders do not elect to grant voting rights to Control Shares, under certain circumstances, the Control Shares may become subject to redemption.

                                     EXPERTS

         The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution.

         Expenses in connection with the issuance and distribution of the securities being registered herein are estimated as follows:

                  Registration Fee                                    $2,757.40
                  Legal Fees and Expenses                              4,500.00
                  Accountants Fees and Expenses                        2,000.00
                                                                       --------
                           Total:                                     $9,257.40

Item 15.          Indemnification of Directors and Officers.

         The Articles of Incorporation of the Registrant provide that its directors and officers are required to be indemnified as of right to the fullest extent permitted under the Michigan Business Corporation Act ("MBCA") in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Registrant, a subsidiary or otherwise) in which a director or officer is a witness or which is brought against a director or officer in his or her capacity as a director, officer, employee, agent or fiduciary of the Registrant or of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which the director or officer was serving at the request of the Registrant. Persons who are not directors or officers of the Registrant may be similarly indemnified in respect of said service to the extent authorized by the Board of Directors of the Registrant. Under the MBCA, directors, officers, employees or agents are entitled to indemnification against expenses (including attorney fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the Registrant. In addition, with respect to actions not brought by or in the right of the Registrant, indemnification is permitted under the MBCA for expenses (including attorney fees), judgments, fines, penalties and reasonable settlements if it is determined that the person seeking indemnification acted in a good faith and in a manner he or she reasonably believed to be in and not opposed to the best interest of the Registrant or its shareholders and, with respect to criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to actions brought by or in the right of the Registrant, indemnification is permitted under the MBCA for expenses (including attorney fees) and reasonable settlement, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in and not opposed to the best interest of the Registrant or its shareholders; provided, indemnification is not permitted if the person is found liable to the Registrant, unless the court in which the action or suit was brought has determined that indemnification is fair and reasonable in view of all the circumstances of the case.

         The MBCA and the Registrant's Articles of Incorporation also authorize the Registrant to provide indemnification broader than that set forth in the MBCA and the Articles of Incorporation. Pursuant to this authority, the Registrant has entered into indemnification agreements with each of its directors, which provide for the prompt indemnification to the fullest extent permitted by applicable law and for the prompt advancement of expenses, including reasonable attorney fees, incurred in connection with any proceeding in which a director is a witness or which is brought against a director in his or her capacity as a director, officer, employee, agent or fiduciary of the Registrant or of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which the director is serving at the request of the Registrant. Indemnification is permitted for expenses and reasonable settlement amounts incurred in connection with a proceeding by or in the right of the Registrant and for expenses, judgments, penalties, fines and reasonable settlement amounts incurred in connection with the proceeding other than by or in the right of the Registrant. Indemnification under the indemnity agreements is conditioned on the director having acted in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interest of the Registrant and, with respect to any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The Articles of Incorporation of the Registrant also limit the personal liability of members of its Board of Directors for monetary damages with respect to claims by the Registrant or its shareholders resulting from certain negligent acts or omissions.

Item 16.          Exhibits.

         Reference if made to the Exhibit Index which appears at page S-5 of this Registration Statement.

Item 17.          Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed by the Act and will be governed by the final adjudication of such issue.

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated June 28, 1996, included in Herman Miller, Inc.'s Form 10-K for the year ended June 1, 1996, and to all references to our Firm included in this Registration Statement.




                                                     /s/ Arthur Andersen LLP
                                                     ARTHUR ANDERSEN LLP


Grand Rapids, Michigan
May 7, 1997

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Zeeland, State of Michigan, on the 5 day of May, 1997.

                                         HERMAN MILLER, INC.


                                         By /s/ Michael A. Volkema
                                         Michael A. Volkema, President and Chief
                                         Executive Officer


                                POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below on May 5, 1997, by the following persons in the capacities indicated.

/s/ Michael A. Volkema*                         /s/ Brian C. Walker*
Michael A. Volkema, Director,                   Brian C. Walker, Executive
President and Chief                             Vice President
Executive Officer (Principal                    (Principal Financial Officer
Executive Officer)                              and Principal
                                                Accounting Officer)


                                                /s/ David L. Nelson*
C. William Pollard, Director                    David L. Nelson, Director and
                                                Chairman of the Board


/s/ Ruth Alkema Reister*                        /s/ Charles D. Ray*
Ruth Alkema Reister, Director                   Charles D. Ray, M.D., Director


/s/ William K. Brehm*
William K. Brehm, Director                      J. Harold Chandler, Director



/s/ Brian Griffiths*                            /s/ Richard H. Ruch*
Brian Griffiths, Lord Griffiths                 Richard H. Ruch, Director
of Fforestfach, Director


/s/ E. David Crockett*                          /s/ James R. Carreker*
Dr. E. David Crockett, Director                 James R. Carreker, Director

______________________
* By /s/ Michael A. Volkema
  Michael A. Volkema
  Attorney-in-fact

                                  EXHIBIT INDEX



                  Exhibit Number and Description

5*       Opinion of Varnum, Riddering, Schmidt & Howlett as to the validity of the issuance of the securities being registered......................

23.1     Consent of Arthur Andersen (included on Page S-3)....................

23.2*    Consent of Varnum, Riddering, Schmidt & Howlett  (included  with  the opinion filed as Exhibit 5)..........................................

24*      Power of Attorney (included on Signature Page).......................

______________________
*Previously Filed




H:\WPFILES\103.1129.

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